Exhibit 10.3

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is entered into as of July 2, 2026, by and between Banzai International, Inc., a Delaware corporation (“ListCo”), and Joseph P. Davy (the “Stockholder”). ListCo and the Stockholder are sometimes referred to herein as a “Party” and collectively as the “Parties”.

W I T N E S S E T H:

WHEREAS, as of the date hereof, the Stockholder is a holder of record of and “beneficially owns” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) and is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) the number of shares of Class B common stock, par value $0.0001 per share, of ListCo (the “Class B Common Stock”) set forth opposite the Stockholder’s name on Schedule I hereto (such shares of Class B Common Stock, together with any other shares of Class B Common Stock, the voting power over which is acquired by the Stockholder during the period from the date hereof through the date on which this Agreement terminates in accordance with Section 6.1 hereof (such period, the “Voting Period”), are collectively referred to herein as the “Subject Shares”);

WHEREAS, ListCo, as buyer, and ConnectAndSell, Inc., a Delaware corporation ("Seller"), propose to enter into an Asset Purchase Agreement, dated as of July 2, 2026 (as the same may be amended from time to time, the "Purchase Agreement”), pursuant to which, upon the terms and subject to the conditions set forth therein, ListCo will purchase from Seller certain assets of Seller's business (the "Transaction");

WHEREAS, the Purchase Agreement provides that, as partial consideration for the Transaction, ListCo will issue to Seller, in a transaction exempt from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) of the Securities Act, shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”, together with Class B Common Stock, the “Common Stock”), of ListCo and/or pre-funded warrants to purchase shares of Class A Common Stock (the “Pre-Funded Warrants”); and

WHEREAS, for purposes of compliance with Nasdaq Listing Rule 5635, and as a condition to the willingness of Seller to enter into the Purchase Agreement and as an inducement in consideration therefor, Stockholder has agreed to enter into this Agreement and vote Stockholder’s Subject Shares as described herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants, and agreements contained herein, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Capitalized Terms. For purposes of this Agreement, capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.

ARTICLE II

VOTING AGREEMENT

Section 2.1 Agreement to Vote the Subject Shares. The Stockholder hereby unconditionally and irrevocably agrees that, during the Voting Period, at any annual or special meeting of the stockholders of ListCo, however called, (or any adjournment or postponement thereof), and in any action by written consent of the stockholders of ListCo requested by ListCo’s board of directors or undertaken as contemplated by the Transaction, the Stockholder shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause his Subject Shares to be counted as present thereat for purposes of establishing a quorum, and the Stockholder shall vote or consent (or cause to be voted or consented), in person or by proxy, all of his Subject Shares (a) in favor of the issuance of the Class A Common Stock pursuant to the Purchase Agreement and/or the issuance of the Class A Common Stock upon exercise of the Pre-Funded Warrants, to the extent that such issuance and delivery of shares of the Class A Common Stock, taken together with the issuance of all shares of Class A Common Stock pursuant to the Purchase Agreement, would exceed

19.99% of the issued and outstanding shares of Common Stock immediately prior to the closing of the Transaction (the “Nasdaq Ownership Limitation”, and such proposal, the “Nasdaq Compliance Proposal”), and (b) in favor of any proposal to adjourn or postpone such meeting of stockholders of ListCo to a later date if there are not sufficient votes to approve the Nasdaq Compliance Proposal, and (c) in favor of any other proposals set forth in the Proxy Statement, and (d) against any proposal in opposition to approval of the Nasdaq Compliance Proposal or in competition with or materially inconsistent with the Nasdaq Compliance Proposal, and (e) against any action, proposal, transaction, or agreement which is intended or that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect, nullify, prevent, or inhibit the elimination of the Nasdaq Ownership Limitation and/or the fulfillment of ListCo’s obligations under the Purchase Agreement with respect to the issuance of Class A Common Stock and/or Pre-Funded Warrants to Seller. The Stockholder will take all actions and execute all documents reasonably requested by ListCo and/or Seller to accomplish or facilitate the foregoing. The Stockholder agrees not to and shall cause his Affiliates not to enter into any agreement, commitment, understanding or arrangement with any Person, the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Article II.

Section 2.2 No Obligation as Director or Officer. Nothing in this Agreement shall be construed to impose any obligation or limitation on votes or actions taken by the Stockholder exclusively, in his capacity as a director or officer of ListCo. The Stockholder is executing this Agreement solely in his capacity as a record or beneficial holder of shares of Class B Common Stock.

ARTICLE III

COVENANTS

Section 3.1 Generally.

(a) Except as contemplated by the Purchase Agreement or any other agreement, document, or instrument ancillary thereto, the Stockholder agrees that during the Voting Period he shall not, and shall cause his Affiliates not to (i) offer for sale, sell (including short sales), transfer, tender, offer, exchange, gift, pledge, hedge, encumber, grant a lien (other than any such lien arising hereunder and any applicable restrictions on transfer under the Securities Act), assign, convey any legal or beneficial ownership in, or otherwise dispose of (including by merger (including by conversion into securities or other consideration)) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Subject Shares or Stockholder’s voting or economic interest therein, if, as a result thereof, the Subject Shares will be entitled to a number of votes less than the minimum votes required under the organizational documents of ListCo to approve the Nasdaq Compliance Proposal at any duly called meeting of the stockholders of ListCo (or any adjournment or postponement thereof); (ii) grant any proxies, powers of attorney, consent right, or other authorization with respect to any or all of the Subject Shares, if, as a result thereof, the Subject Shares will be entitled to a number of votes less than the minimum votes required under the organizational documents of ListCo to approve the Nasdaq Compliance Proposal at any duly called meeting of the stockholders of ListCo (or any adjournment or postponement thereof); (iii) permit to exist any Encumbrance of any nature whatsoever with respect to any or all of the Subject Shares; or (iv) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting the Stockholder’s ability to perform his obligations under this Agreement. Notwithstanding the foregoing, the Stockholder may Transfer any such Subject Shares (A) to any member of the Stockholder’s immediate family, or to a trust for the benefit of the Stockholder or any member of the Stockholder’s immediate family, the sole trustees of which are the Stockholder or any member of the Stockholder’s immediate family or (B) by will, other testamentary document or under the laws of intestacy upon the death of the Stockholder; provided, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, (i) the transferee agrees in a writing, reasonably satisfactory in form and substance to ListCo, to be bound by all of the terms of this Agreement, (ii) all of the representations and warranties in this Agreement with respect to Stockholder would be true and correct upon such Transfer, and (iii) such Transfer occurs no later than three (3) Business Days prior to the Expiration Date.

(b) In the event (i) of a stock dividend or distribution, or any change in the Common Stock by reason of any stock dividend or distribution, split-up, subdivision of shares, recapitalization, reverse stock split, consolidation of shares, reclassification, combination, conversion, exchange of shares or the like, or (ii)

Stockholder becomes the beneficial owner of any additional Common Stock between the date of this Agreement and the Expiration Date, the term “Subject Shares” shall be deemed to refer to and include the Subject Shares, all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged or which are received in such transaction, and any additional Common Stock held by Stockholder, as though, in each case, they were Subject Shares hereunder

(c) The Stockholder agrees, while this Agreement is in effect, not to take or agree or commit to take any action that would make any representation and warranty of the Stockholder contained in this Agreement inaccurate in any material respect. The Stockholder further agrees that he shall use his reasonable best efforts to cooperate with ListCo to effect the transactions contemplated hereby and the Transaction.

Section 3.2 Standstill Obligations of the Stockholder. The Stockholder covenants and agrees with ListCo that, during the Voting Period:

(a) The Stockholder shall not act in concert with any person to, make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the proxy solicitation rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any person with respect to the voting of, any shares of Common Stock in connection with any vote or other action with respect to the Nasdaq Compliance Proposal, other than to recommend that stockholders of ListCo vote in favor of the Nasdaq Compliance Proposal and in favor of approval of the other proposals set forth in the Proxy Statement and any actions required in furtherance thereof and otherwise as expressly provided by Article II of this Agreement.

(b) The Stockholder shall not act in concert with any Person to, deposit any of the Subject Shares in a voting trust, grant any proxies with respect to the Subject Shares, or subject any of the Subject Shares to any arrangement or agreement with any person with respect to the voting of the Subject Shares, in each case other than those entered into with, or otherwise for the benefit of, ListCo as contemplated herein.

Section 3.3 Waiver of Certain Actions. Stockholder hereby agrees not to commence or participate in, and to take all actions necessary to opt out of any class in, any class action with respect to any Action or claim, derivative or otherwise, against ListCo and Seller or any of their respective successors (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Purchase Agreement (including any Action or claim seeking to enjoin or delay the Expiration Date or the Closing) or (b) alleging a breach of any duty of ListCo’s board of directors in connection with the Purchase Agreement, this Agreement or the transactions contemplated thereby or hereby.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder hereby represents and warrants to ListCo as follows:

Section 4.1 Binding Agreement. The Stockholder is of legal age to execute this Agreement and is legally competent to do so. The Stockholder has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement, assuming due authorization, execution, and delivery hereof by ListCo, constitutes a legal, valid, and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

Section 4.2 Ownership of Shares. Schedule I hereto sets forth opposite the Stockholder’s name the number of all of the shares of Class B Common Stock over which the Stockholder has beneficial ownership as of the date hereof. As of the date hereof, the Stockholder is the lawful and beneficial owner of the shares of Class B Common Stock denoted as being owned by the Stockholder on Schedule I and has the sole power to vote or cause to be voted such shares of Class B Common Stock. The Stockholder has good and valid title to the Class B Common Stock denoted

as being owned by the Stockholder on Schedule I, free and clear of any and all pledges, charges, proxies, voting agreements, Encumbrances, adverse claims, options and demands of any nature or kind whatsoever, other than those created by this Agreement or under applicable federal or state securities laws. There are no claims for finder’s fees or brokerage commissions or other like payments in connection with this Agreement or the transactions contemplated hereby payable by the Stockholder pursuant to arrangements made by the Stockholder.

Section 4.3 No Conflicts.

(a) No filing with, or notification to, any Governmental Authority, and no consent, approval, authorization or permit of any other Person is necessary for the execution of this Agreement by the Stockholder and the performance by the Stockholder of his obligations hereunder. No consent of the Stockholder’s spouse is necessary under any “community property” or other Laws in order for the Stockholder to enter into and perform his obligations under this Agreement.

(b) None of the execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof shall (i) result in, or give rise to, a violation or breach of or a default, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any lien on any of the Subject Shares, under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or any of the Stockholder’s Subject Shares or assets may be bound, or (ii) violate any applicable order, writ, injunction, decree, Law, statute, rule or regulation of any Governmental Authority, except for any of the foregoing as would not reasonably be expected to impair the Stockholder’s ability to perform his obligations under this Agreement in any material respect.

Section 4.4 Reliance by ListCo and Seller. The Stockholder understands and acknowledges that ListCo and Seller are entering into the Purchase Agreement in reliance upon the execution and delivery of this Agreement by the Stockholder and the representations, warranties, covenants, and agreements of the Stockholder set forth herein.

Section 4.5 No Inconsistent Agreements. The Stockholder hereby covenants and agrees that, except for this Agreement, the Stockholder (a) has not entered into, nor will enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Stockholder’s Subject Shares inconsistent with the Stockholder’s obligations pursuant to this Agreement, (b) has not granted, nor will grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney, or other similar authorization with respect to the Stockholder’s Subject Shares and (c) has not entered into any agreement or knowingly taken any action (nor will enter into any agreement or knowingly take any action) that would make any representation or warranty of the Stockholder contained herein untrue or incorrect in any material respect or have the effect of preventing the Stockholder from performing any of his obligations under this Agreement.

Section 4.6. Absence of Litigation. As of the date hereof, there is no Action pending or, to the knowledge of the Stockholder, threatened, against or affecting the Stockholder that would reasonably be expected to impair the ability of the Stockholder to perform the Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby.

Section 4.7. Purchase Agreement. Stockholder has reviewed and understand the terms of this Agreement and the Purchase Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF LISTCO

ListCo hereby represents and warrants to the Stockholder as follows:

Section 5.1 Binding Agreement. ListCo is a corporation duly incorporated and validly existing under the Laws of the State of Delaware. ListCo has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by ListCo have been duly authorized by all necessary corporate actions on the part of ListCo. This Agreement, assuming due authorization, execution, and delivery hereof by the Stockholder, constitutes a legal, valid, and binding obligation of ListCo enforceable against ListCo in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

Section 5.2 No Conflicts.

(a) No filing with, or notification to, any Governmental Authority, and no consent, approval, authorization or permit of any other Person is necessary for the execution of this Agreement by ListCo and the consummation by ListCo of the transactions contemplated hereby.

(b) None of the execution and delivery of this Agreement by ListCo, the consummation by ListCo of the transactions contemplated hereby or compliance by ListCo with any of the provisions hereof shall (i) conflict with or result in any breach of the organizational documents of ListCo, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which ListCo is a party or by which ListCo or any of its assets may be bound, or (iii) violate any applicable order, writ, injunction, decree, Law, statute, rule or regulation of any Governmental Authority, except, with respect to clauses (ii) and (iii), for any of the foregoing as would not reasonably be expected to impair ListCo’s ability to perform its obligations under this Agreement in any material respect.

ARTICLE VI

TERMINATION

Section 6.1 Termination. This Agreement shall automatically terminate, without any further action by any of the Parties, and none of the Parties shall have any rights or obligations hereunder, and this Agreement shall become null and void and have no effect upon the earliest to occur of: (a) the Closing Date (as defined in the Purchase Agreement), if ListCo does not issue any Pre-Funded Warrants pursuant to the Purchase Agreement, (b) the date of receipt of the approval by the ListCo Stockholders of the Nasdaq Compliance Proposal, and (c) the date of termination of the Purchase Agreement in accordance with its terms (the “Expiration Date”). The termination of this Agreement in accordance with this Section 6.1 shall not prevent any Party hereunder from seeking any remedies (at law or in equity) against another Party or relieve such Party from liability for such Party’s breach of any terms of this Agreement. Notwithstanding anything to the contrary herein, the provisions of this Article VI and Article VII (other than the provisions of Section 7.13, which shall terminate) shall survive the termination, in accordance with this Section 6.1, of this Agreement.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Further Assurances. From time to time, at the other Party’s request and without further consideration, each Party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary (including under applicable Laws) or desirable to consummate the transactions contemplated by this Agreement on the terms and subject to the conditions set forth herein and therein, as applicable.

Section 7.2 Fees and Expenses. Each of the Parties shall be responsible for its own fees and expenses (including, the fees and expenses of investment bankers, accountants, and counsel) in connection with the entering into of this Agreement and the consummation of the transactions contemplated hereby.

Section 7.3 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in ListCo or any other Person any direct or indirect ownership or incidence of ownership (including beneficial ownership) of or with respect to any Subject Shares.

Section 7.4 Amendments, Waivers. This Agreement may not be amended except by an instrument in writing signed by each of the Parties hereto. At any time prior to the Closing, (a) the Parties may (i) extend the time for the performance of any obligation or other act of ListCo, (ii) waive any inaccuracy in the representations and warranties of ListCo contained herein or in any document delivered by ListCo pursuant hereto, and (iii) waive compliance with any agreement of ListCo or any condition to its own obligations contained herein and (b) ListCo may (i) extend the time for the performance of any obligation or other act of the Stockholder, (ii) waive any inaccuracy in the representations and warranties of the Stockholder contained herein or in any document delivered by the Stockholder pursuant hereto and (iii) waive compliance with any agreement of the Stockholder or any condition to their obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. Notwithstanding any other provision of this Agreement to the contrary, neither Party shall agree to any amendment hereof, or grant any consent, waiver, or extension hereunder, that would reasonably be expected to prevent or materially impede the approval of the Nasdaq Compliance Proposal.

Section 7.5 Notices. All notices, requests, claims, demands and other communications hereunder (each a “Notice”) shall be in writing and shall be given (and shall be deemed to have been duly given) when delivered in person, when delivered by e-mail (having obtained electronic delivery confirmation thereof), or when sent by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

If to ListCo or the Stockholder:

Banzai International, Inc.
435 Ericksen Ave, Suite 250
Bainbridge Island, WA 98110
Attention:	Joseph Davy
Email:	[*]

with a copy (which shall not constitute notice) to:

Hunter Taubman Fischer & Li LLC
950 Third Avenue, 19th Floor
New York, NY 10022
Attention:	Lou Taubman, Esq.
Email:	[*]

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Additionally a copy of any Notice delivered under this Section 7.5 shall also be provided to Seller at the address set forth in the Purchase Agreement.

Section 7.6 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 7.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby or the Transaction is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

Section 7.8 Entire Agreement; Assignment. This Agreement and the schedules hereto (together with the Purchase Agreement, and the Transaction Documents to which the Parties hereto are parties, in each case to the extent referred to herein) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof. Except for Transfers permitted by Section 3.1, this Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) by any Party without the prior express written consent of the other Parties hereto.

Section 7.9 Reserved.

Section 7.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement; provided, that following the Closing, Seller shall be a third party beneficiary of the obligations of ListCo and the Stockholder hereunder and shall be entitled to specific performance of such obligations.

Section 7.11 Construction; Interpretation. The term “this Agreement” means this Voting and Support Agreement together with the Schedule hereto, as the same may from time to time be amended, modified, supplemented, or restated in accordance with the terms hereof. The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedule hereto, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (b) masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (e) references to “$” or “dollar” or “US$” shall be references to United States dollars; (f) the word “or” is disjunctive but not necessarily exclusive; (g) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (h) the word “day” means calendar day unless Business Day is expressly specified; (i) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (j) all references to Articles, Sections or Schedules are to Articles, Sections and Schedules of this Agreement; and (k) all references to any Law will be to such Law as amended, supplemented or otherwise modified from time to time. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 7.12 Governing Law; Jurisdiction. This Agreement and all related Proceedings shall be governed by and construed in accordance with the internal Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. Any Proceeding based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such Court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court, and agrees not to bring any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence legal Proceedings or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any Proceeding brought pursuant to this Section 7.12.

Section 7.13 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the Court of Chancery of the State of Delaware or, if that court does not have jurisdiction, any court of the United States located in the State of Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement. Each of the Parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

Section 7.14 Waiver of Jury Trial. THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 7.15 Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, “pdf”, “tif” or “jpg”) and other electronic signatures (including, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Delaware Uniform Electronic Transactions Act and any other applicable law. Minor variations in the form of the signature page, including footers from earlier versions of this Agreement or any such other document, shall be disregarded in determining the Party’s intent or the effectiveness of such signature.

Section 7.16 No Partnership, Agency, or Joint Venture. This Agreement is intended to create a contractual relationship between the Stockholder, on the one hand, and ListCo, on the other hand, and is not intended to create, and does not create, any agency, partnership, joint venture, or any like relationship between or among the Parties or any other Persons. Without limiting the generality of the foregoing sentence, except as otherwise provided herein, the Stockholder (a) is entering into this Agreement solely on his own behalf and shall not have any obligation to perform on behalf of any other holder of Common Stock or any liability (regardless of the legal theory advanced) for any breach of this Agreement to any other holder of Common Stock and (b) by entering into this Agreement does not intend to form a “group” with any other Person for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable Law. The Stockholder has acted independently regarding his decision to enter into this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, ListCo has caused this Agreement to be duly executed as of the day and year first above written.

BANZAI INTERNATIONAL, INC.

By:	/s/
Name:	Joseph P. Davy
Title:	Chief Executive Officer

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the Stockholder has caused this Agreement to be duly executed as of the day and year first above written.

STOCKHOLDER

By:	/s/
Name:	Joseph P. Davy

[Signature Page to Voting and Support Agreement]

SCHEDULE I

Beneficial Ownership of Securities

Holder	Number of Shares of Class B Common Stock
Joseph Davy	33,586